SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class A Shares
Fiscal period ending: 8/31/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000      $1000        $1000

ERV =  Ending Redeemable Value   $1,248.47  $2,231.52   $3,925.76

T   =  Average Annual
       Total Return              24.85%      17.41%      14.65%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class B Shares
Fiscal period ending:8/31/97


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000       $1000     $1000

ERV =  Ending Redeemable Value   $1,264.58   $2,258.03 $3,832.36

T   =  Average Annual
       Total Return               26.46%      17.69%    14.38%*

              *Life of fund, if less than 10 years



      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class M Shares
Fiscal period ending:08/31/97


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000      $1000         $1000

ERV =  Ending Redeemable Value   $1,271.76  $2,228.51   $3,796.37
T   =  Average Annual
       Total Return               27.18%    17.38%       14.27%*

              *Life of fund, if less than 10 years